Exhibit 99.2

Insperity Announces Record Third Quarter and Year-to-Date Results

•	Q3 EPS up 38% to $0.66; adjusted EPS up 37% to a record $0.78

•	Q3 net income increased 18% to $14.1 million

•	Q3 adjusted EBITDA totaled $31.3 million

•	YTD EPS increased 100% to $2.64; adjusted EPS up 62% to $3.01

•	YTD net income increased 71% to $56.5 million

•	YTD adjusted EBITDA up 27% over 2015 to a record level of $118 million

•	Full year 2016 adjusted EPS guidance remains at a 62% increase over 2015

HOUSTON – Nov. 1, 2016 – Insperity, Inc. (NYSE: NSP), a leading provider of human resources and business performance solutions for America’s best businesses, today reported third quarter net income and diluted earnings per share of $14.1 million and $0.66, which represent increases of 18% and 38%, respectively, compared to the third quarter of 2015. Adjusted diluted earnings per share were $0.78, a 37% increase over the third quarter of 2015. Adjusted EBITDA increased 11% over the third quarter of 2015 to $31.3 million.

“We are pleased with our third quarter and year-to-date growth and profitability as we continue to see strong demand for our best of class service offerings,” said Paul J. Sarvadi, Insperity chairman and chief executive officer. “We are off to an excellent start on our fall campaign selling and retention season which sets the stage for a strong 2017.”

Third Quarter Results

Revenues for the third quarter of 2016 increased 12% over the third quarter of 2015 on a 13% increase in the average number of worksite employees paid per month. The worksite employee growth was the result of new client sales driven by an increase in the number of trained Business Performance Advisors and improved sales efficiency, combined with a continuing high level of client retention. Net hiring of worksite employees by our clients during the quarter was lower than recent trends, resulting in a 1% shortfall from our expected worksite employee growth rate.

Gross profit increased 10% over the third quarter of 2015 to $117.8 million and included positive results from our workers’ compensation program, which offset a higher than expected level of large healthcare claims. Operating expenses increased 9% over the third quarter of 2015, but declined on a per worksite employee per month basis, from $194 to $187. As a result, adjusted EBITDA totaled $31.3 million, above the midpoint of our expected range.

Year-to-Date Results

For the nine months ended September 30, 2016, reported net income increased 71% to $56.5 million, and diluted net income per share increased 100% to $2.64. Adjusted diluted earnings per share increased 62% to $3.01. Adjusted EBITDA increased 27% to a record $118.1 million.

Revenues for the first nine months of 2016 totaled $2.2 billion, an increase of 13% over the 2015 period. Gross profit for the nine months ended September 30, 2016 increased 12% to $381.1 million. Operating expenses increased 1% to $289.2 million in 2016, while adjusted operating expenses increased 6% to $288.9 million.

Cash outlays in the first nine months of 2016 included the repurchase of 3.2 million shares of stock at a cost of $158.2 million, dividends totaling $15.3 million and capital expenditures of $21.3 million.

“Year-to-date adjusted EBITDA increased from $72 to $80 per worksite employee per month, as we continue to effectively manage pricing, direct costs, operating expense and risk while growing worksite employees at double-digit rates,” said Douglas S. Sharp, senior vice president of finance, chief financial officer and treasurer. “This record level of unit profitability combined with our double-digit worksite employee growth has resulted in a 27% increase in adjusted EBITDA over the first nine months of 2015.”

2016 Guidance

The company also announced its updated guidance for 2016, including the fourth quarter of 2016. Please refer to the accompanying financial tables at the end of this press release for the reconciliation of non-GAAP financial measures to the comparable GAAP financial measures.

	Q4 2016			Full Year 2016

Average WSEEs	173,000	—	173,750	166,000	—	166,100
Year-over-year increase	13%	—	13.5%	14%	—	14%

Adjusted EPS	$0.52	—	$0.57	$3.53	—	$3.58
Year-over-year increase	58%	—	73%	61%	—	63%

Adjusted EBITDA (in millions)	$22.5	—	$24.5	$141	—	$143
Year-over-year increase	34%	—	46%	28%	—	30%

Definition of Key Metrics

Average WSEEs - Determined by calculating the company’s cumulative worksite employees paid during the period divided by the number of months in the period.
Adjusted EPS - Represents diluted net income per share computed in accordance with GAAP, excluding the impact of non-cash impairment and other charges, stockholder advisory expenses and stock-based compensation.
Adjusted EBITDA - Represents net income computed in accordance with GAAP, plus interest expense, income taxes, depreciation and amortization expense, non-cash impairment and other charges, costs associated with stockholder advisory expenses and stock-based compensation.
Insperity will be hosting a conference call today at 10 a.m. ET to discuss these results, provide guidance for the fourth quarter and an update to full year guidance, and answer questions from investment analysts. To listen in, call 877-651-0053 and use conference i.d. number 96647508. The call will also be webcast at http://ir.insperity.com. The conference call script will be available at the same website later today. A replay of the conference call will be available at 855-859-2056, conference i.d. 96647508. The webcast will be archived for one year.

Insperity, a trusted advisor to America’s best businesses for more than 30 years, provides an array of human resources and business solutions designed to help improve business performance. Insperity® Business Performance Advisors offer the most comprehensive suite of products and services available in the marketplace. Insperity delivers administrative relief, better benefits, reduced liabilities and a systematic way to improve productivity through its premier Workforce Optimization® solution. Additional company offerings include Human Capital Management, Payroll Software, Time and Attendance, Performance Management, Organizational Planning, Recruiting Services, Employment Screening, Financial Services, Expense Management, Retirement Services

and Insurance Services. Insperity business performance solutions support more than 100,000 businesses with over 2 million employees. With 2015 revenues of $2.6 billion, Insperity operates in 60 offices throughout the United States. For more information, visit http://www.insperity.com.

The statements contained herein that are not historical facts are forward-looking statements within the meaning of the federal securities laws (Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934). You can identify such forward-looking statements by the words “expects,” “intends,” “plans,” “projects,” “believes,” “estimates,” “likely,” “possibly,” “probably,” “goal,” “opportunity,” “objective,” “target,” “assume,” “outlook,” “guidance,” “predicts,” “appears,” “indicator” and similar expressions. Forward-looking statements involve a number of risks and uncertainties. In the normal course of business, Insperity, Inc., in an effort to help keep our stockholders and the public informed about our operations, may from time to time issue such forward-looking statements, either orally or in writing. Generally, these statements relate to business plans or strategies, projected or anticipated benefits or other consequences of such plans or strategies, or projections involving anticipated revenues, earnings, unit growth, profit per worksite employee, pricing, operating expenses or other aspects of operating results. We base the forward-looking statements on our expectations, estimates and projections at the time such statements are made. These statements are not guarantees of future performance and involve risks and uncertainties that we cannot predict. In addition, we have based many of these forward-looking statements on assumptions about future events that may prove to be inaccurate. Therefore, the actual results of the future events described in such forward-looking statements could differ materially from those stated in such forward-looking statements. Among the factors that could cause actual results to differ materially are: (i) adverse economic conditions; (ii) regulatory and tax developments and possible adverse application of various federal, state and local regulations; (iii) the ability to secure competitive replacement contracts for health insurance and workers’ compensation insurance at expiration of current contracts; (iv) cancellation of client contracts on short notice, or the inability to renew client contracts or attract new clients; (v) vulnerability to regional economic factors because of our geographic market concentration; (vi) increases in health insurance costs and workers’ compensation rates and underlying claims trends, health care reform, financial solvency of workers’ compensation carriers, other insurers or financial institutions, state unemployment tax rates, liabilities for employee and client actions or payroll-related claims; (vii) failure to manage growth of our operations and the effectiveness of our sales and marketing efforts; (viii) the impact of the competitive environment in the PEO industry on our growth and/or profitability; (ix) our liability for worksite employee payroll, payroll taxes and benefits costs; (x) our liability for disclosure of sensitive or private information; (xi) our ability to integrate or realize expected returns on our acquisitions; (xii) failure of our information technology systems; (xiii) an adverse final judgment or settlement of claims against Insperity; and (xiv) disruptions to our business resulting from the actions of certain stockholders. These factors are discussed in further detail in Insperity’s filings with the U.S. Securities and Exchange Commission. Any of these factors, or a combination of such factors, could materially affect the results of our operations and whether forward-looking statements we make ultimately prove to be accurate.

Except to the extent otherwise required by federal securities law, we do not undertake any obligation to update our forward-looking statements to reflect events or circumstances after the date they are made or to reflect the occurrence of unanticipated events.

Insperity, Inc.
Summary Financial Information
(in thousands, except per share amounts and statistical data)

	September 30, 2016	December 31, 2015
	(Unaudited)
Assets:
Cash and cash equivalents	$223,550	$269,538
Restricted cash	41,779	37,418
Marketable securities	1,820	9,875
Accounts receivable, net	241,409	200,665
Prepaid insurance	17,596	7,417
Other current assets	18,426	17,135
Income taxes receivable	4,084	—
Total current assets	548,664	542,048
Property and equipment, net	72,737	61,759
Prepaid health insurance	9,000	9,000
Deposits	139,288	140,162
Goodwill and other intangible assets, net	13,213	13,588
Deferred income taxes, net	9,771	16,976
Other assets	2,213	1,379
Total assets	$794,886	$784,912
Liabilities and stockholders’ equity:
Accounts payable	$4,034	$5,381
Payroll taxes and other payroll deductions payable	162,076	205,393
Accrued worksite employee payroll cost	202,502	161,917
Accrued health insurance costs	20,707	13,643
Accrued workers’ compensation costs	43,930	39,053
Accrued corporate payroll and commissions	28,446	39,103
Other accrued liabilities	23,170	20,250
Income taxes payable	—	2,971
Total current liabilities	484,865	487,711
Accrued workers’ compensation costs	136,041	124,746
Long-term debt	104,400	—
Total noncurrent liabilities	240,441	124,746
Stockholders’ equity:
Common stock	277	308
Additional paid-in capital	7,047	144,701
Treasury stock, at cost	(211,662)	(205,325)
Retained earnings	273,918	232,771
Total stockholders’ equity	69,580	172,455
Total liabilities and stockholders’ equity	$794,886	$784,912

Insperity, Inc.
Summary Financial Information (continued)
(in thousands, except per share amounts and statistical data)
(Unaudited)

	Three Months Ended September 30,			Nine Months Ended September 30,
	2016	2015	Change	2016	2015	Change
Operating results:
Revenues (gross billings of $4.314 billion, $3.826 billion, $13.040 billion and $11.469 billion less worksite employee payroll cost of $3.611 billion, $3.200 billion, $10.828 billion and $9.515 billion, respectively)	$702,538	$626,286	12.2%	$2,212,278	$1,953,603	13.2%
Direct costs:
Payroll taxes, benefits and workers’ compensation costs	584,742	519,543	12.5%	1,831,207	1,612,781	13.5%
Gross profit	117,796	106,743	10.4%	381,071	340,822	11.8%
Operating expenses:
Salaries, wages and payroll taxes	56,897	51,329	10.8%	170,910	158,311	8.0%
Stock-based compensation	4,191	3,710	13.0%	12,527	10,174	23.1%
Commissions	5,030	4,516	11.4%	13,646	12,923	5.6%
Advertising	3,540	3,193	10.9%	13,299	13,257	0.3%
General and administrative expenses	21,318	19,572	8.9%	66,356	65,002	2.1%
Depreciation and amortization	4,047	4,487	(9.8)%	12,494	14,362	(13.0)%
Impairment charges and other	—	—	—	—	11,120	—
Total operating expenses	95,023	86,807	9.4%	289,232	285,149	1.4%
Operating income	22,773	19,936	14.2%	91,839	55,673	65.0%
Other income (expense):
Interest income	335	145	131.0%	927	336	175.9%
Interest expense	(628)	(126)	398.4%	(1,915)	(350)	447.1%
Income before income tax expense	22,480	19,955	12.7%	90,851	55,659	63.2%
Income tax expense	8,415	8,005	5.1%	34,380	22,608	52.1%
Net income	$14,065	$11,950	17.7%	$56,471	$33,051	70.9%
Less distributed and undistributed earnings allocated to participating securities	(330)	(303)	8.9%	(1,283)	(822)	56.1%
Net income allocated to common shares	$13,735	$11,647	17.9%	$55,188	$32,229	71.2%
Basic net income per share of common stock	$0.66	$0.48	37.5%	$2.64	$1.32	100.0%
Diluted net income per share of common stock	$0.66	$0.48	37.5%	$2.64	$1.32	100.0%

Insperity, Inc.
Summary Financial Information (continued)
(in thousands, except per share amounts and statistical data)
(Unaudited)

	Three Months Ended September 30,			Nine Months Ended September 30,
	2016	2015	Change	2016	2015	Change

Statistical Data:
Average number of worksite employees paid per month	168,909	149,086	13.3%	163,607	143,392	14.1%
Revenues per worksite employee per month(1)	$1,386	$1,400	(1.0)%	$1,502	$1,514	(0.8)%
Gross profit per worksite employee per month	232	239	(2.9)%	259	264	(1.9)%
Operating expenses per worksite employee per month	187	194	(3.6)%	197	221	(10.9)%
Operating income per worksite employee per month	45	45	—	62	43	44.2%
Net income per worksite employee per month	28	27	3.7%	38	26	46.2%

(1) Gross billings of $8,513, $8,555, $8,856 and $8,887 per worksite employee per month, less payroll cost of $7,127, $7,155, $7,354 and $7,373 per worksite employee per month, respectively.

Insperity, Inc.
Summary Financial Information (continued)
(in thousands, except per share amounts and statistical data)
(Unaudited)

GAAP to Non-GAAP Reconciliation Tables

	Three Months Ended September 30,			Nine Months Ended September 30,
	2016	2015	Change	2016	2015	Change

Payroll cost (GAAP)	$3,611,159	$3,199,788	12.9%	$10,828,301	$9,515,662	13.8%
Less: Bonus payroll cost	255,112	262,445	(2.8)%	1,050,649	1,038,315	1.2%
Non-bonus payroll cost	$3,356,047	$2,937,343	14.3%	$9,777,652	$8,477,347	15.3%

Payroll cost per worksite employee per month (GAAP)	$7,127	$7,155	(0.4)%	$7,354	$7,373	(0.3)%
Less: Bonus payroll cost per worksite employee per month	504	588	(14.3)%	714	805	(11.3)%
Non-bonus payroll cost per worksite employee per month	$6,623	$6,567	0.9%	$6,640	$6,568	1.1%

Non-bonus payroll cost represents payroll cost excluding the impact of bonus payrolls paid to the company’s worksite employees. Bonus payroll cost varies from period to period, but has no direct impact to the company’s ultimate workers’ compensation costs under the current program. As a result, Insperity management refers to non-bonus payroll cost in analyzing, reporting and forecasting the company’s workers’ compensation costs.

	September 30, 2016	December 31, 2015

Cash, cash equivalents and marketable securities (GAAP)	$225,370	$279,413
Less: Amounts payable for withheld federal and state income taxes, employment taxes and other payroll deductions	148,789	185,719
Customer prepayments	8,661	17,037
Adjusted cash, cash equivalents and marketable securities	$67,920	$76,657

Adjusted cash, cash equivalents and marketable securities excludes funds associated with federal and state income tax withholdings, employment taxes and other payroll deductions, as well as client prepayments. Insperity management believes adjusted cash, cash equivalents and marketable securities is a useful measure of the company’s available funds.

	Three Months Ended September 30,			Nine Months Ended September 30,
	2016	2015	Change	2016	2015	Change

Operating expenses (GAAP)	$95,023	$86,807	9.4%	$289,232	$285,149	1.4%
Less: Impairment charges and other	—	—	—	—	11,120	(100.0)%
Stockholder advisory expenses	—	—	—	323	1,546	(79.1)%
Adjusted operating expenses	$95,023	$86,807	9.4%	$288,909	$272,483	6.0%

Operating expenses per worksite employee per month (GAAP)	$187	$194	(3.6)%	$197	$221	(10.9)%
Less: Impairment charges and other per worksite employee per month	—	—	—	—	9	(100.0)%
Stockholder advisory expenses per worksite employee per month	—	—	—	—	1	(100.0)%
Adjusted operating expenses per worksite employee per month	$187	$194	(3.6)%	$197	$211	(6.6)%

Adjusted operating expenses represent operating expenses excluding the impact of impairment and other charges related to the sale of two aircraft and stockholder advisory expenses. Insperity management believes adjusted operating expenses is a useful measure of the company’s operating costs, as it allows for additional analysis of the company’s operating expenses separate from the impact of these items.

	Three Months Ended September 30,			Nine Months Ended September 30,

	2016	2015	Change	2016	2015	Change

Net income (GAAP)	$14,065	$11,950	17.7%	$56,471	$33,051	70.9%
Income tax expense	8,415	8,005	5.1%	34,380	22,608	52.1%
Interest expense	628	126	398.4%	1,915	350	447.1%
Depreciation and amortization	4,047	4,487	(9.8)%	12,494	14,362	(13.0)%
EBITDA	27,155	24,568	10.5%	105,260	70,371	49.6%
Impairment charges and other	—	—	—	—	11,120	(100.0)%
Stock-based compensation	4,191	3,710	13.0%	12,527	10,174	23.1%
Stockholder advisory expenses	—	—	—	323	1,546	(79.1)%
Adjusted EBITDA	$31,346	$28,278	10.8%	$118,110	$93,211	26.7%

Net income per worksite employee per month (GAAP)	$28	$27	3.7%	$38	$26	46.2%
Income tax expense per worksite employee per month	17	18	(5.6)%	23	18	27.8%
Interest expense per worksite employee per month	1	—	—	1	—	—
Depreciation and amortization per worksite employee per month	8	10	(20.0)%	9	11	(18.2)%
EBITDA per worksite employee per month	54	55	(1.8)%	71	55	29.1%
Impairment charges and other per worksite employee per month	—	—	—	—	9	(100.0)%
Stock-based compensation per worksite employee per month	8	8	—	9	7	28.6%
Stockholder advisory expenses per worksite employee per month	—	—	—	—	1	(100.0)%
Adjusted EBITDA per worksite employee per month	$62	$63	(1.6)%	$80	$72	11.1%

EBITDA represents net income computed in accordance with generally accepted accounting principles (“GAAP”), plus interest expense, income tax expense, depreciation and amortization expense. Adjusted EBITDA represents EBITDA plus non-cash impairment and other charges, costs associated with stockholder advisory expenses and stock-based compensation. Insperity management believes EBITDA and Adjusted EBITDA are often useful measures of the company’s operating performance, as they allow for additional analysis of the company’s operating results separate from the impact of these items.

	Three Months Ended September 30,			Nine Months Ended September 30,

	2016	2015	Change	2016	2015	Change

Net income (GAAP)	$14,065	$11,950	17.7%	$56,471	$33,051	70.9%

Impairment charges and other	—	—	—	—	11,120	(100.0)%
Stock-based compensation	4,191	3,710	13.0%	12,527	10,174	23.1%
Stockholder advisory expenses	—	—	—	323	1,546	(79.1)%
Total non-GAAP adjustments	4,191	3,710	13.0%	12,850	22,840	(43.7)%
Tax effect on non-GAAP adjustments	(1,569)	(1,489)	5.4%	(4,858)	(9,313)	(47.8)%
Adjusted net income (non-GAAP)	$16,687	$14,171	17.8%	$64,463	$46,578	38.4%

	Three Months Ended September 30,			Nine Months Ended September 30,

	2016	2015	Change	2016	2015	Change

Diluted net income per share of common stock (GAAP)	$0.66	$0.48	37.5%	$2.64	$1.32	100.0%

Impairment charges and other	—	—	—	—	0.44	(100.0)%
Stock-based compensation	0.20	0.15	33.3%	0.59	0.40	47.5%
Stockholder advisory expenses	—	—	—	0.02	0.06	(66.7)%
Total non-GAAP adjustments	0.20	0.15	33.3%	0.61	0.90	(32.2)%
Tax effect on non-GAAP adjustments	(0.08)	(0.06)	33.3%	(0.24)	(0.36)	(33.3)%
Adjusted diluted net income per share of common stock	$0.78	$0.57	36.8%	$3.01	$1.86	61.8%

Adjusted net income and adjusted diluted net income per share of common stock represent net income and diluted net income per share computed in accordance with GAAP, excluding the impact of non-cash impairment and other charges related to the sale of two aircraft in 2015, stock-based compensation and costs associated with stockholder advisory expenses. Insperity management believes adjusted net income and adjusted diluted net income per share are useful measures of the company’s operating performance in this period, as they allow for additional analysis of the company’s operating results separate from the impact of these items.

Non-bonus payroll, adjusted cash, cash equivalents and marketable securities, adjusted operating expenses, EBITDA, adjusted EBITDA, adjusted net income and adjusted diluted net income per share of common stock are not financial measures prepared in accordance with GAAP and may be different from similar measures used by other companies. Non-bonus payroll, adjusted cash, cash equivalents and marketable securities, adjusted operating expenses, EBITDA, adjusted EBITDA, adjusted net income and adjusted diluted net income per share of common stock should not be considered as a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP. Investors are encouraged to review the reconciliation of the non-GAAP financial measures used in this press release to their most directly comparable GAAP financial measures as provided in the tables above.

The following is a reconciliation of GAAP to non-GAAP financial measures for fourth quarter and full year 2016 guidance (in millions, except per share amounts):

	Q4 2016 Guidance	Full Year 2016 Guidance

Net income (GAAP)	$7.5 - $9.5	$64 - $66
Income tax expense	6	40
Interest expense	1	3
Depreciation and amortization	4	17
EBITDA	18.5 - 20.5	124 - 126
Stock-based compensation	4	17
Adjusted EBITDA	$22.5 - $24.5	$141 - $143

Diluted net income per share of common stock (GAAP)	$0.40 - $0.45	$3.04 - $3.09
Stock-based compensation	0.20	0.78
Stockholder advisory expenses	—	0.02
Total non-GAAP adjustments	0.20	0.80
Tax effect on non-GAAP adjustments	(0.08)	(0.31)
Adjusted EPS	$0.52 - $0.57	$3.53 - $3.58

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